Exhibit 99.1

CECO Environmental Corp. Reports Fourth Quarter and Full Year 2018 Results

Achieves significant improvement in fourth quarter financial performance

DALLAS, Texas, March 7, 2019 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the fourth quarter and full year of 2018.

Highlights of the Fourth Quarter 2018*

•	Revenue of $93.9 million, compared with $73.5 million
•	Organic revenue of $93.9 million, compared to $65.0 million
•	Gross profit of $29.8 million (31.7% margin), compared with $25.6 million (34.8% margin)
•	Operating Income of $5.7 million, compared with a $(8.2) million loss
•	Non-GAAP operating income of $8.4 million, compared with $3.5 million
•	Net Income was $0.9 million, compared with a $(11.6) million loss
•	Non-GAAP net income of $3.0 million, compared with a $(1.7) million loss
•	Net Income per diluted share was $0.03, compared with $(0.34) loss per diluted share
•	Non-GAAP net income per diluted share of $0.08, compared with $(0.05) loss
•	Adjusted EBITDA of $10.0 million, compared with $4.9 million
•	Bookings of $74.5 million, compared with $91.4 million
•	Backlog of $182.1 million, compared with $150.6 million, adjusted for divestitures

Full-Year 2018 Highlights*

•	Revenue of $337.3 million, compared with $345.1 million
•	Organic revenue of $328.0 million, compared with $310.5 million
•	Gross profit of $111.5 million, down $1.7 million
•	Gross margin of 33.1%, up 30 basis points
•	Net loss of $(7.1) million, or $(0.21) loss per share
•	Non-GAAP net income of $10.2 million, or $0.29 per diluted share
•	Adjusted EBITDA of $30.7 million
•	Bookings of $367.4 million, compared with $333.6 million
•	Bookings of $359.1 million, compared with $297.9 million, adjusted for divestitures

* All comparisons are versus the comparable prior-year period, which include results from divestitures, unless otherwise stated.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “I am very pleased with our financial results for the fourth quarter and want to thank the entire CECO team for delivering big improvements in our performance. We achieved 44% year-over-year organic revenue growth, over 100% growth in EBITDA, and incredible free cash flow generation of $17 million. We view cash earnings as integral to generating top-tier returns for our shareholders and believe this to be a fundamental strength of CECO’s asset light business model.”

Mr. Sadlowski added, “In 2018, we executed on our operating strategy, delivered growth with a 20% year-over-year increase in bookings and are well underway to transforming how we do business with a more customer focused and solutions-based mindset.  Our fourth quarter bookings were below our expectations as capital markets volatility and US political tensions created delays in customer decisions.  We expect this to be more of a timing issue as our overall sales pipeline remains very strong and robust.  We are headed into a new year with an impressive backlog of $182 million, which is up $32 million organically from the prior year. Our end markets are large and generally healthy going into 2019 which provide us confidence in our aggressive financial targets for 2021.”

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Exhibit 99.1

FOURTH QUARTER RESULTS

Revenue in the fourth quarter of 2018 was $93.9 million, up 27.8% from $73.5 million in the prior-year period, and up 6.3% from $88.3 million in the third quarter of 2018.  Revenue in the fourth quarter of 2017 included $8.5 million attributable to our divested businesses, Keystone, Strobic and Zhongli.

Operating Income was $5.7 million for the fourth quarter of 2018 (6.1% margin), compared with an $(8.2) million loss in the prior-year period. Non-GAAP operating income was $8.4 million for the fourth quarter of 2018 (9.0% margin), compared with $3.5 million in the prior-year period (4.8% margin).

Net income was $0.9 million for the fourth quarter of 2018, compared with a $(11.6) million net loss in the prior-year period. Net income on a non-GAAP basis was $3.0 million for the fourth quarter of 2018, compared with a $(1.7) million net loss in the prior-year period.

Net income per diluted share was $0.03 for the fourth quarter of 2018, compared with net loss per diluted share of $(0.34) in the prior-year period. Non-GAAP net income per diluted share was $0.08 for the fourth quarter of 2018, compared with non-GAAP net loss per diluted share of $(0.05) for the prior-year period.

Cash and cash equivalents were $43.7 million and bank debt was $76.1 million as of December 31, 2018, compared with $29.9 million and $117.7 million, respectively, as of December 31, 2017.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2018 was $182.1 million as compared with $168.9 million at December 31, 2017, and $211.4 million on September 30, 2018. In 2018, $18.3 million of beginning backlog was attributable to the divested Keystone, Strobic, and Zhongli businesses. Adjusted for divestitures, backlog increased $31.5 million year-over-year.

Bookings were $74.5 million for the fourth quarter of 2018, compared with $91.4 million in the prior-year period.  Bookings in the 2017 quarter included $6.5 million attributable to the noted divestitures, compared with $1.7 million in the current-year. Adjusted for divestitures, bookings in the fourth quarter decreased $12.1 million.

Bookings were $367.4 million for the year of 2018 as compared with $333.6 million for the prior-year period.  Bookings for the year of 2017 included $35.7 million attributable to noted divestitures, compared with $8.3 million in the current-year. Adjusted for divestitures, bookings for the year increased $61.2 million.

2018 FULL YEAR RESULTS

Revenue was $337.3 million for the twelve months in 2018, down 2.2% from $345.1 million in the prior-year period. Revenue in 2017 included $34.6 million attributable to our divested businesses, Keystone, Strobic, and Zhongli compared with $9.3 million for the year of 2018.

Operating income was $10.0 million in 2018 (3.0% margin), compared with $8.0 million in the prior-year period (2.3% margin).  Operating income on a non-GAAP basis was $24.1 million in 2018 (7.1% margin), compared with $28.3 million in the prior-year period (8.2% margin).

Net loss was $(7.1) million for 2018, compared with a net loss of $(3.0) million in the prior-year period.  Net income on a non-GAAP basis was $10.2 million for the year of 2018, compared with $9.5 million in the prior-year period.

Net loss per diluted share was $(0.21) in 2018, compared with net loss of $(0.09) in the prior-year period. Non-GAAP net income per diluted share was $0.29 for the year of 2018, compared with $0.27 for the prior-year period.

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Exhibit 99.1

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and fiscal 2018 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company's website for 7 days.  The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within the U.S., (855) 669-9658 (Toll-Free) within Canada, or Toll/International (412) 317-0088 and entering access code 10128725.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
($ in thousands, except share data)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$43,676	$29,902
Restricted cash	762	591
Accounts receivable, net	53,225	67,990
Costs and estimated earnings in excess of billings on uncompleted contracts	29,694	33,947
Inventories, net	20,817	20,969
Prepaid expenses and other current assets	10,117	10,760
Prepaid income taxes	1,388	1,930
Assets held for sale	1,186	7,853
Total current assets	160,865	173,942
Property, plant and equipment, net	22,200	23,400
Goodwill	152,156	166,951
Intangible assets – finite life, net	35,959	49,956
Intangible assets – indefinite life	18,258	19,691
Deferred charges and other assets	3,144	4,609
Total assets	$392,582	$438,549
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$—	$11,296
Accounts payable and accrued expenses	80,229	70,786
Billings in excess of costs and estimated earnings on uncompleted contracts	20,144	20,469
Note payable	1,700	5,300
Income taxes payable	1,813	—
Total current liabilities	103,886	107,851
Other liabilities	26,925	30,382
Debt, less current portion	74,456	103,537
Deferred income tax liability, net	8,755	10,210
Total liabilities	214,022	251,980
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,953,825 and 34,707,924 shares issued and outstanding at December 31, 2018 and 2017, respectively	349	347
Capital in excess of par value	251,409	248,170
Accumulated loss	(59,427)	(52,673)
Accumulated other comprehensive loss	(13,415)	(8,919)
	178,916	186,925
Less treasury stock, at cost, 137,920 shares at December 31, 2018 and 2017	(356)	(356)
Total shareholders’ equity	178,560	186,569
Total liabilities and shareholders’ equity	$392,582	$438,549

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in thousands, except shares and per share data)	2018	2017	2018	2017
Net sales	$93,854	$73,543	$337,339	$345,051
Cost of sales	64,077	47,897	225,802	231,857
Gross profit	29,777	25,646	111,537	113,194
Selling and administrative expenses	21,315	22,285	87,462	88,975
Amortization and earnout expenses	2,288	2,509	9,683	7,132
Intangible asset and goodwill impairment	—	7,168	—	7,168
Loss on divestitures, net of selling costs	420	—	4,390	—
Restructuring expense	23	1,895	—	1,895
Income (loss) from operations	5,731	(8,211)	10,002	8,024
Other (expense) income, net	(248)	(35)	(365)	106
Interest expense	(1,698)	(1,770)	(7,140)	(6,721)
Income (loss) before income taxes	3,785	(10,016)	2,497	1,409
Income tax expense	2,854	1,573	9,618	4,438
Net income (loss)	931	(11,589)	(7,121)	(3,029)
Net income (loss) attributable to noncontrolling interest	—	—	—	—
Net income (loss) attributable to CECO Environmental Corp.	$931	$(11,589)	$(7,121)	$(3,029)
Income (loss) per share attributable to CECO Environmental Corp.:
Basic	$0.03	$(0.34)	$(0.21)	$(0.09)
Diluted	$0.03	$(0.34)	$(0.21)	$(0.09)
Weighted average number of common shares outstanding:
Basic	34,812,714	34,568,508	34,714,395	34,445,256
Diluted	35,298,212	34,568,508	34,714,395	34,445,256

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Revenue as reported in accordance with GAAP	$93.9	$73.5	$337.3	$345.1
Less revenue attributable to divestitures	—	(8.5)	(9.3)	(34.6)
Organic revenue	$93.9	$65.0	$328.0	$310.5

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Operating (loss) income as reported in accordance with GAAP	$5.7	$(8.2)	$10.0	$8.0
Operating margin in accordance with GAAP	6.1%	(11.2)%	3.0%	2.3%
Legacy design repairs	—	—	—	2.0
Plant, property and equipment valuation adjustment	—	0.1	—	0.6
Amortization and earnout (income) expenses, net	2.3	2.5	9.7	7.1
Loss on divestitures, net of selling costs	0.4	—	4.4	—
Intangible asset and goodwill impairment	—	7.2	—	7.2
Restructuring expense	—	1.9	—	1.9
Executive transition expenses	—	—	—	1.3
Facility exit expenses	—	—	—	0.2
Non-GAAP operating income	$8.4	$3.5	$24.1	$28.3
Non-GAAP operating margin	9.0%	4.8%	7.1%	8.2%

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Net income (loss) as reported in accordance with GAAP	$0.9	$(11.6)	$(7.1)	$(3.0)
Legacy design repairs	—	—	—	2.0
Plant, property and equipment valuation adjustment	—	0.1	—	0.6
Amortization and earnout (income) expenses, net	2.3	2.5	9.7	7.1
Loss on divestitures, net of selling costs	0.4	—	4.4	—
Intangible asset and goodwill impairment	—	7.2	—	7.2
Restructuring expense	—	1.9	—	1.9
Executive transition expenses	—	—	—	1.3
Facility exit expenses	—	—	—	0.2
Foreign currency remeasurement	—	(0.1)	0.8	(2.1)
Tax benefit of adjustments	(0.6)	(1.7)	2.4	(5.7)
Non-GAAP net income (loss)	$3.0	$(1.7)	$10.2	$9.5
Depreciation	0.8	0.9	3.5	3.9
Non-cash stock compensation (excluding executive transition costs)	0.8	0.5	3.1	2.3
Other expense (income)	0.2	0.1	(0.4)	2.0
Interest expense	1.7	1.8	7.1	6.7
Income tax expense	3.5	3.3	7.2	10.1
Adjusted EBITDA	$10.0	$4.9	$30.7	$34.5

Loss per share:
Basic	$0.03	$(0.34)	$(0.21)	$(0.09)
Diluted	$0.03	$(0.34)	$(0.21)	$(0.09)

Non-GAAP net (loss) income per share:
Basic	$0.09	$(0.05)	$0.29	$0.28
Diluted	$0.08	$(0.05)	$0.29	$0.27

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. CECO is providing organic revenue for comparability purposes given the impact of divestitures.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of transactions related to loss on divestitures, net of selling costs, legacy design repairs, property, plant and equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, executive transition expenses, facility exit expenses, restructuring expense, other nonrecurring or infrequent items and the associated tax benefit of these items. Organic revenue, as we present them in the financial data included in this press release, excludes revenue attributable to divested businesses.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully complete the divestitures of non-core assets and the effect of competition in the industries served by our Energy Solutions segment, Industrial Solutions segment and Fluid Handling Solutions segment. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission (the “SEC”), we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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